Exhibit 10.35
FIRST AMENDMENT
TO THE
Wolverine World Wide, Inc.
Deferred Compensation Plan

This is an Amendment made this 29th day of December, 2020, by Wolverine World Wide, Inc. ("Wolverine").

W I T N E S S E T H :

WHEREAS, Wolverine amended and restated the Wolverine World Wide, Inc. Deferred Compensation Plan ("plan") effective as of February 7, 2018; and

WHEREAS, the plan gives Wolverine the discretion to delay payments not deductible due to Code Section 162(m); and

WHEREAS, the Tax Cuts and Jobs Act of 2017 (“Act”) amended Code Section 162(m) to eliminate the deductibility of certain compensation that could lead to an indefinite delay of plan payments; and

WHEREAS, the Proposed Treasury Regulations published on December 20, 2019, to implement the Act permit the plan to be amended this year to remove any provision allowing for a delay due to non-deductibility under Code Section 162(m);

WHEREAS, Article 9 empowers Wolverine to amend the plan;

NOW, THEREFORE, Wolverine amends the plan, effective immediately, to remove Section 7.10 (Code Section 162(m)).

Except as herein amended, Wolverine ratifies the plan.

IN WITNESS WHEREOF, Wolverine has caused this instrument to be executed by a proper officer the day and year first above written.

WOLVERINE WORLD WIDE, INC.
By: /s/ David A. Latchana
Title: Assoc. Gen. Counsel and Asst. Secretary